                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                          reported) - March 12, 1997


                                THE JPM COMPANY
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            (Exact name of registrant as specified in its charter)


           Pennsylvania             0-27738                     23-1702908
   ----------------------------     -------                    ------------
   (State or other jurisdiction   (Commission                 (IRS Employer
   of incorporation               File Number)                Identification
                                                              Number

       Route 15 North, Lewisburg, Pennsylvania                 17837
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       (Address of principal executive offices)            (Zip Code)


    Registrant's telephone number, including area code      (717) 524-8200
                                                            --------------

                                      N/A
   ------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

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Item 1.    Changes in Control of Registrant
           --------------------------------

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets
           ------------------------------------

           Not Applicable.

Item 3.    Bankruptcy or Receivership
           --------------------------

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant
           ---------------------------------------------

           Not Applicable.

Item 5.    Other Events
           ------------


     On February 28, 1997, The JPM Company (NASDQ: JPMX) and Denron, Inc. executed a definitive Agreement and Plan of Merger ("Merger Agreement") pursuant to which the two companies will merge in a transaction to be accounted for as a pooling of interests transaction. The Merger Agreement calls for The JPM Company to acquire all of Denron, Inc.'s outstanding shares in exchange for stock of The JPM Company on a formula based on The JPM Company common stock's average closing market value for the 15 days prior to the closing of the transaction, but the value of the transaction is capped at $23 million. At the February 26, 1997 closing price of $18, The JPM Company would have issued approximately 1,278,000 shares.

     Shareholders of The JPM Company will vote on the transaction at a Special Meeting of Shareholders to be held this spring. The shareholders of Denron, Inc., a privately-held company, will approve the transaction by a unanimous consent in lieu of holding a meeting of shareholders. The record date for the determination of shareholders entitled to notice of and voting at The JPM Company Special Meeting and any adjournments or postponements thereof has been fixed as the close of business on March 27, 1997. The parties anticipate effectuating the merger by early May, 1997.

     Denron, Inc. is a privately held, ISO registered manufacturer of cable assemblies and wire harnesses with principal operations in San Jose, California and manufacturing support in China and Southeast Asia. Denron, Inc. sells primarily to leading original equipment manufacturers ("OEM's") in the computer, networking and telecommunications markets. Denron Inc.'s sales for its fiscal year ended March 31, 1996 were $25 million, while The JPM Company reported sales of $60 million for its fiscal year ended September 30, 1996. The JPM Company is a leading independent manufacturer of cable assemblies and wire harnesses for OEM's in the computer, networking and telecommunications sectors of the electronics industry. Headquartered in Lewisburg, Pennsylvania, The JPM
Company also has manufacturing facilities in Beaver Springs, Pennsylvania, Winnsboro, South Carolina and Guadalajara, Mexico.
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Item 6.         Resignations of Registrant's Directors
                --------------------------------------

                Not applicable.

Item 7.         Financial Statements and Exhibits
                ---------------------------------

                a.      Financial Statements
                        --------------------

                        Not applicable.

                b.      Exhibits
                        --------

                        The following Exhibit is filed as part of this report.

                        Exhibit No.
                        -----------

                            99          Press Release dated March 3, 1997.

Item 8.         Change in Fiscal Year
                ---------------------

                Not Applicable.

Item 9.         Sales of Equity Securities Pursuant to Regulations
                --------------------------------------------------

                Not applicable.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE JPM COMPANY


                                 /s/ John H. Mathias
                                 -----------------------------------------
                                 John H. Mathias, Chairman of the Board
                                 (Principal Executive Officer)


Date:  March 10, 1997